Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated October 27, 2009 on the August 31, 2009 financial statements of the Claymore/Beacon Spin-Off ETF, Claymore/BNY Mellon BRIC ETF, Claymore/BNY Mellon International Small Cap LDRs ETF, Claymore/Ocean Tomo Growth Index ETF, Claymore/Ocean Tomo Patent ETF, Claymore/Raymond James SB-1 Equity ETF, Claymore/Sabrient Defensive Equity Index ETF, Claymore/Sabrient Insider ETF, Claymore/Sabrient Stealth ETF, Claymore/Zacks Mid-Cap Core ETF, Claymore/Zacks Multi-Asset Income Index ETF and Claymore/Zacks Sector Rotation ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 87 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and Amendment No. 90 under the Investment Company Act of 1940 (Registration No. 811-21906).


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
December 28, 2009